Exhibit (a)(1)(D)
PAYER’S NAME: HSBC Bank USA, National Association

SUBSTITUTE	Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number

FORM W-9		OR

Employer Identification
Number
Department of the Treasury Internal Revenue Service

Part 2 — Exempt Payee
	Please mark the box at right if you are exempt from backup withholding. See “Guidelines for Certification of Taxpayer Identification Number on Substitute W-9 “ to determine if you are exempt.	☐ Exempt from backup withholding

	Part 3—Certification Under penalty of perjury I certify that:	Part 4— Awaiting TIN ☐

Payer’s Request for Taxpayer Identification Number (TIN) and Certification	(1) The number shown on this form is my current taxpayer identification number (or, as indicated in part 4, I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

SIGNATURE DATE

NAME
(Please Print)

ADDRESS

CITY STATE ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 4 OF THE SUBSTITUTE FORM W-9

PAYER’S NAME: HSBC Bank USA, National Association
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.